UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 1, 2006

H&R BLOCK, INC.

(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-6089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

4400 Main Street, Kansas City, MO        64111

(Address of Principal Executive Offices)      (Zip Code)

(816) 753-6900

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 1.01      Entry into a Material Definitive Agreement

On March 1, 2006, the Board of Directors of H&R Block, Inc. (the “Company”) approved two changes to the Company’s compensation program for non-employee members of the Board of Directors. Specifically, the Board of Directors approved the following changes:

•

An annual retainer for the Company’s presiding director of $20,000, payable in quarterly installments in the form of cash or shares of the Company’s common stock, as selected by the presiding director. The first annual quarterly installment will be paid on June 1, 2006.

•

The Audit Committee Chair annual retainer will now be paid in the form of cash or shares of the Company’s common stock, as selected by the Audit Committee chairman. This retainer was previously paid in cash only. This change is effective beginning with the annual quarterly installment payable on June 1, 2006.

There were no other changes to the Company’s non-employee director compensation program.

A summary describing the elements of non-employee director compensation is filed as Exhibit 10.1 attached hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description
10.1	Summary of Non-Employee Director Compensation and Benefits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date:	March 7, 2006	By:/s/ Bret G. Wilson
Bret G. Wilson
Vice President and Secretary

EXHIBIT INDEX

Exhibit 10.1	Summary of Non-Employee Director Compensation and Benefits.